EXHIBIT NO. 99



Contacts:

Trimeris, Inc.                                          Burns McClellan, Inc.
Matthew A. Megaro                                       John Nugent (investors)
Chief Financial Officer                                 Justin Jackson (media)
919-419-6050                                            212-213-0006



                   TRIMERIS, INC. ANNOUNCES MANAGEMENT CHANGES
      DANI BOLOGNESI APPOINTED CEO, CSO, MATTHEW MEGARO APPOINTED PRESIDENT


DURHAM, NC, MARCH 12, 1999 -- Trimeris, Inc. (Nasdaq: TRMS) announced today the appointments of company founder and member of the Board of Directors, Dani Bolognesi, Ph.D., to the posts of chief executive officer and chief scientific officer, and of Matthew Megaro to the posts of president and chief financial officer, effective today. Dr. Bolognesi was previously director of the Duke University Center for AIDS Research, in which capacity he pioneered a new class of anti-retroviral compounds, known as fusion inhibitors, that constitute the primary platform technology for Trimeris' anti-infective R&D programs. Former President and CEO M. Ross Johnson, Ph.D., will step down from his positions to pursue other interests.

"We're very much in debt to Ross, under whom the company commenced its anti-HIV clinical trial program and gained initial recognition for innovating what is essentially a completely new approach to treating this disease," commented Dr. Bolognesi. "We thank Ross for his efforts and wish him well in his new endeavors."

"As we see it, our goal is to enhance shareholder value by further advancing clinical studies of T-20, our lead compound, building our franchise in fusion inhibitors through earlier-stage R&D programs, and advancing our business plan through innovative partnering and/or financing," Dr. Bolognesi continued. "We believe that the company's momentum is clearly in the direction of satisfying all of our near-term goals."

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TRIMERIS PRESS ANNOUNCEMENT
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Over the past fifteen years Dr. Bolognesi has led one of the largest AIDS research groups in the Southeastern United States. In that time period Dr. Bolognesi and his team are credited with several significant advances among which are 1) contributions to the discovery of the first anti-HIV drug, AZT, 2) identification of the target in the HIV envelope where fusion inhibitors act, and 3) establishment of a central laboratory which provides immunological monitoring of HIV vaccine trials in the United States. Dr. Bolognesi has also served as vice chairman for research development in the department of surgery at Duke University (1994 - present), as co-director of Duke's Human Vaccine Institute (1994 - present), and as deputy director and chief operating officer of the Duke Comprehensive Cancer Center (1981 - 1987). He is one of the leading figures in the United States on HIV research and has participated in numerous scientific review boards for the National Institutes of Health, and private industry. Dr. Bolognesi received his advanced degrees at Rensselaer Polytechnic Institute (B.S. and M.S. degree in microbiology) and at Duke University (Ph.D. degree in virology).

Mr. Megaro has held senior management positions in the life sciences industry since the early 1980's in the areas of operations, finance and business development. From 1988 to 1994, Mr. Megaro was Chief Financial Officer and Vice President, Finance and Administration for Athena Neurosciences, Inc. and was responsible for various private and public financings. Also, as the senior financial and administrative executive, he guided key aspects of Athena's product and technology acquisitions and its establishment of a sales and marketing operation. From 1984 to 1988, Mr. Megaro was Director of Operations for Genelabs, responsible for the company's laboratory and manufacturing facility construction and operations during Genelabs high-growth phase as a development stage company.

 Trimeris is a development stage biopharmaceutical company engaged in the discovery and development of novel therapeutic agents that block viral infection by inhibiting viral fusion with host cells. The company's lead product candidate, T-20, which inhibits fusion of the human immunodeficiency virus (HIV) with host cells, is currently in Phase II clinical trials.

NOTE: Except for any historical information presented herein, matters presented in this release are forward-looking statements that involve risks and uncertainties. The results of the company's previous clinical trials are not necessarily indicative of future clinical trials, and future results could differ materially from the results presented herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the "Risk Factors" section included in the company's 1997 Form 10-K filed with the Securities and Exchange Commission on March 31, 1998, and the company's Registration Statement on Form S-1 as declared effective by the Securities and Exchange Commission on October 6, 1997, and those discussed from time to time in Trimeris' filings with the Securities and Exchange Commission.